Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Matthew J. Reintjes, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of YETI Holdings, Inc. for the quarterly period ended July 4, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of YETI Holdings, Inc.

Date: August 13, 2026

	By:	/s/ Matthew J. Reintjes
	Name:	Matthew J. Reintjes
	Title:	President, Chief Executive Officer and Chair of the Board (Principal Executive Officer)
I, Scott C. Bomar, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of YETI Holdings, Inc. for the quarterly period ended July 4, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of YETI Holdings, Inc.

Date: August 13, 2026

	By:	/s/ Scott C. Bomar
	Name:	Scott C. Bomar
	Title:	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)